EXHIBIT 99.1

Contacts:

Aehr Test Systems Chris Siu Chief Financial Officer csiu@aehr.com	PondelWilkinson, Inc. Todd Kehrli or Jim Byers Investor Contact tkehrli@pondel.com jbyers@pondel.com

Aehr Test Systems Reports Fiscal 2026 Second Quarter Financial Results

and Reinstates Guidance Driven by Improved Visibility for AI Processor and Data Center Semiconductor Test and Burn-In Systems

Fremont, CA (January 8, 2026) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in solutions, today announced financial results for its second quarter of fiscal 2026 ended November 28, 2025.

Fiscal Second Quarter Financial Results:

•	Net revenue was $9.9 million, compared to $13.5 million in the second quarter of fiscal 2025.
•	GAAP net loss was $(3.2) million, or $(0.11) per diluted share, compared to GAAP net loss of $(1.0) million, or $(0.03) per diluted share, in the second quarter of fiscal 2025.
•

Non-GAAP net loss, which excludes stock-based compensation, acquisition-related adjustments and restructuring charges, was $(1.3) million, or $(0.04) per diluted share, compared to non-GAAP net income of $0.7 million, or $0.02 per diluted share, in the second quarter of fiscal 2025.

•	Bookings were $6.2 million for the quarter.
•	Backlog as of November 28, 2025 was $11.8 million. Effective backlog, including bookings since November 28, 2025, is $18.3 million.
•	Total cash, cash equivalents and restricted cash as of November 28, 2025 was $31.0 million, compared to $24.7 million at August 29, 2025.

Fiscal First Six Months Financial Results:

•	Net revenue was $20.9 million, compared to $26.6 million in the first six months of fiscal 2025.
•	GAAP net loss was $(5.3) million, or $(0.18) per diluted share, compared to GAAP net loss of $(0.4) million, or $(0.01) per diluted share, in the first six months of fiscal 2025.
•

Non-GAAP net loss was $(1.0) million, or $(0.04) per diluted share, which excludes stock-based compensation, acquisition-related adjustments and restructuring charges, compared to non-GAAP net income of $2.8 million, or $0.10 per diluted share, in the first six months of fiscal 2025.

•	Cash used in operating activities was $1.5 million for the first six months of fiscal 2026.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Second Quarter Fiscal 2026 Financial Results

January 8, 2026

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“While second quarter revenue was softer than anticipated, we made significant progress in both wafer-level burn-in (WLBI) and packaged-part burn-in (PPBI) segments and are very excited about our prospects moving forward. Based on customer forecasts recently provided to Aehr, we believe our bookings in the second half of this fiscal year will be between $60 million and $80 million, which would set the stage for a very strong fiscal 2027 that begins on May 30, 2026.

“During the quarter, we expanded engagements and completed production installations for WLBI across multiple end markets. Our lead WLBI customer for artificial intelligence (AI) processors, which is developing its next-generation device, has requested additional capacity this fiscal year and plans to add systems and transition to our fully integrated automatic WaferPakTM aligner for its 300mm wafers. We expect this customer to continue scaling and are excited to support its growth.

“We also completed development of an initial new custom high-power fine-pitch WaferPak for AI processors, which is currently in testing as part of our benchmark evaluation program with a top-tier AI processor supplier. This program is designed to validate our FOX-XPTM production systems for WLBI and functional test of their high-performance, high-power AI processors. We expect to complete data collection this quarter and are confident in our ability to support its devices. In addition, two other AI companies have requested benchmark evaluations for wafer-level testing of their processors as an alternative to system-level or PPBI test. These benchmarks typically take approximately six months, and we expect to make meaningful progress beginning this quarter.

“During the quarter, we announced a strategic partnership with ISE Labs to deliver advanced wafer-level test and burn-in services for next-generation high-performance computing (HPC) and AI applications. This partnership brings breakthrough capabilities to the market while accelerating time to market and improving performance for our customers.

“We are seeing continued momentum in packaged-part qualification and production burn-in for AI processors, driving growth in our new Sonoma™ ultra-high-power PPBI systems and consumables. As we announced today in a separate press release, during our fiscal third quarter to date we have received orders from multiple customers totaling more than $5.5 million for our Sonoma ultra-high-power PPBI systems, including initial orders from a premier global Silicon Valley lab for our newly introduced next-generation fully automated Sonoma platform. These orders already exceed total Sonoma orders for the entire second quarter, highlighting the accelerating demand we are seeing for our package-level burn-in of high-powered AI and compute devices.

“This quarter, we also secured key new device wins on the Sonoma platform for high-temperature operating life (HTOL) qualification. These wins are expected to drive additional capacity at test houses, with at least one customer planning to transition to production later this calendar year, generating significant system demand. Our lead PPBI production customer for AI processors continues to ramp and is forecasting substantial growth in 2026 and beyond.  Although we have not yet received the purchase order, we have received a substantial forecast from this customer for AI ASIC production capacity, with requested shipments beginning in the first quarter of our fiscal 2027, which we expect to contribute to very strong bookings in fiscal 2026 and generate significant revenue growth in fiscal 2027.

“Beyond AI processors, we recently completed our WLBI benchmark with a global leader in flash memory, demonstrating that our FOX-XP platform can serve as a competitive, cost-effective alternative to traditional packaged-part test and burn-in methods for semiconductor memory devices. The customer has taken the wafers back for further processing to confirm correlation with their existing process. We have also proposed a solution to support testing of an emerging memory technology, High Bandwidth Flash (HBF), which we believe represents a new industry standard, with additional updates to come.

Aehr Test Systems Reports Second Quarter Fiscal 2026 Financial Results

January 8, 2026

“In silicon photonics, our lead customer has now firmed up its production ramp, with production beginning early in our next fiscal year. We believe this is tied to recently announced products from major AI processor suppliers and could drive orders in calendar 2026 for delivery in late 2026 to early 2027. We have also finalized a forecast with another large customer for silicon photonics devices initially targeted at data center applications, with a roadmap extending to optical I/O. Silicon photonics for data centers, optical I/O and chip-to-chip communication appears to be emerging as a significant driver of demand for our WLBI systems and WaferPaks.

“As stated last quarter, the rapid advancement of generative AI and the accelerating electrification of transportation and global infrastructure represent two of the most significant macro trends impacting the semiconductor industry today. These transformative forces are driving enormous growth in semiconductor demand while fundamentally increasing the performance, reliability, safety, and security requirements of the devices used across computing and data infrastructure, telecommunications networks, hard disk drive and solid-state storage solutions, electric vehicles, charging systems, and renewable energy generation.

“As these applications operate at ever-higher power levels and in increasingly mission-critical environments, the need for comprehensive test and burn-in has become more essential than ever. Semiconductor manufacturers are turning to advanced wafer-level and package-level burn-in systems to screen for early life failures, validate long-term reliability, and ensure consistent performance under extreme electrical and thermal stress. This growing emphasis on reliability testing reflects a fundamental shift in the industry - from simply achieving functionality to guaranteeing dependable operation throughout a product’s lifetime, a requirement that continues to expand alongside the scale and complexity of next-generation semiconductor devices.

“This year, we are making significant progress expanding into additional key markets for our semiconductor test and burn-in solutions, including AI processors, gallium nitride power semiconductors, data storage devices, silicon photonics integrated circuits, and flash memory. This diversification of our markets and customers is significant, given our revenue concentration in silicon carbide for electric vehicles the last two years. This progress on key initiatives expands our total addressable market, diversifies our customer base, and provides us with new products, capabilities, and capacity, all aimed at driving revenue growth and increasing profitability.

“The progress we made this quarter with a significant number of customer engagements and production installations provides improved visibility into future demand. As a result, we are reinstating guidance for the second half of fiscal 2026.”

Financial Guidance:

For the second half of fiscal year 2026 that began November 29, 2025 and ends May 29, 2026, Aehr expects revenue between $25 million and $30 million and non-GAAP net loss per diluted share between $(0.09) and $(0.05).

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2026 second quarter operating results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 182595. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the call will be available approximately two hours following the end of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 53319.

Aehr Test Systems Reports Second Quarter Fiscal 2026 Financial Results

January 8, 2026

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and packaged part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, advanced artificial intelligence (AI) processors, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr’s products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full-wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full-wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. Acquired through its acquisition of Incal Technology, Inc., Aehr’s new line of high-power packaged part reliability/burn-in test solutions for AI semiconductor manufacturers, including its ultra-high-power Sonoma family of test solutions for AI accelerators, GPUs, and high-performance computing (HPC) processors, position Aehr within the rapidly growing AI market as a turnkey provider of reliability and testing that span from engineering to high volume production. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, future bookings, benchmark evaluations and product development from Aehr’s new and existing customers; future applications and orders for the AI processors, test solutions for AI semiconductor manufacturers and the Sonoma system; revenue and revenue growth forecasted; financial performance and bookings forecasted; financial guidance for the second half of fiscal 2026 and the full fiscal year 2027; expectations regarding current and future partnerships; expectations regarding industry demand and emerging technologies as a whole and smaller segments within it; and the ability for Aehr to successfully enter new markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent Form 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

–      Financial Tables to Follow   –

Aehr Test Systems Reports Second Quarter Fiscal 2026 Financial Results

January 8, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	November 28,	August 29,	November 29,	November 28,	November 29,
(In thousands, except per share data)	2025	2025	2024	2025	2024
Revenue	$9,884	$10,969	$13,453	$20,853	$26,572
Cost of revenue	7,339	7,250	8,053	14,589	14,094
Gross profit	2,545	3,719	5,400	6,264	12,478
Operating expenses:
Research and development	2,972	2,849	2,276	5,821	4,637
Selling, general and administrative	4,434	4,717	4,637	9,151	9,195
Restructuring charges	(213)	219	-	6	-
Total operating expenses	7,193	7,785	6,913	14,978	13,832
Loss from operations	(4,648)	(4,066)	(1,513)	(8,714)	(1,354)
Interest income, net	194	179	228	373	909
Other income, net	10	1,051	40	1,061	14
Loss before income tax benefit	(4,444)	(2,836)	(1,245)	(7,280)	(431)
Income tax benefit	(1,214)	(752)	(217)	(1,966)	(63)
Net loss	$(3,230)	$(2,084)	$(1,028)	$(5,314)	$(368)

Net income (loss) per share:
Basic	$(0.11)	$(0.07)	$(0.03)	$(0.18)	$(0.01)
Diluted	$(0.11)	$(0.07)	$(0.03)	$(0.18)	$(0.01)
Shares used in per share calculations:
Basic	30,177	29,923	29,659	30,050	29,383
Diluted	30,177	29,923	29,659	30,050	29,383

Aehr Test Systems Reports Second Quarter Fiscal 2026 Financial Results

January 8, 2026

AEHR TEST SYSTEMS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
	Three Months Ended			Six Months Ended
	November 28,	August 29,	November 29,	November 28,	November 29,
(In thousands, except per share data)	2025	2025	2024	2025	2024
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$2,545	$3,719	$5,400	$6,264	$12,478
Special items:
a) Stock-based compensation expense	215	159	69	374	162
b) Acquisition-related adjustments	190	237	629	427	629
Non-GAAP gross profit	$2,950	$4,115	$6,098	$7,065	$13,269
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$7,193	$7,785	$6,913	$14,978	$13,832
Special items:
a) Stock-based compensation expense	(1,626)	(1,512)	(1,006)	(3,138)	(1,783)
b) Acquisition-related adjustments	(106)	(105)	5	(211)	(141)
c) Restructuring charges	213	(219)	-	(6)	-
d) Acquisition-related costs	-	-	(20)	-	(497)
Non-GAAP operating expenses	$5,674	$5,949	$5,892	$11,623	$11,411
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP loss from operations	$(4,648)	$(4,066)	$(1,513)	$(8,714)	$(1,354)
Special items:
a) Stock-based compensation expense	1,841	1,671	1,075	3,512	1,945
b) Acquisition-related adjustments	296	342	624	638	770
c) Restructuring charges	(213)	219	-	6	-
d) Acquisition-related costs	-	-	20	-	497
Non-GAAP income (loss) from operations	$(2,724)	$(1,834)	$206	$(4,558)	$1,858
Reconciliation of GAAP to non-GAAP income (loss) before income tax benefit
GAAP loss before income tax benefit	$(4,444)	$(2,836)	$(1,245)	$(7,280)	$(431)
Special items:
a) Stock-based compensation expense	1,841	1,671	1,075	3,512	1,945
b) Acquisition-related adjustments	312	365	624	677	770
c) Restructuring charges	(213)	219	-	6	-
d) Acquisition-related costs	-	-	20	-	497
Non-GAAP income (loss) before income tax benefit	$(2,504)	$(581)	$474	$(3,085)	$2,781
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net loss	$(3,230)	$(2,084)	$(1,028)	$(5,314)	$(368)
Special items:
a) Stock-based compensation expense	1,841	1,671	1,075	3,512	1,945
b) Acquisition-related adjustments	312	365	624	677	770
c) Restructuring charges	(213)	219	-	6	-
d) Acquisition-related costs	-	-	20	-	497
Non-GAAP net income (loss)	$(1,290)	$171	$691	$(1,119)	$2,844
Reconciliation of GAAP to non-GAAP income (loss) per diluted share
GAAP loss per diluted share	$(0.11)	$(0.07)	$(0.03)	$(0.18)	$(0.01)
Special items:
a) Stock-based compensation expense	$0.06	$0.06	$0.03	$0.12	$0.06
b) Acquisition-related adjustments	$0.01	$0.01	$0.02	$0.02	$0.03
c) Restructuring charges	$(0.01)	$0.01	$-	$0.00	$-
d) Acquisition-related costs	$-	$-	$0.00	$-	$0.02
Non-GAAP income (loss) per diluted share *	$(0.04)	$0.01	$0.02	$(0.04)	$0.10

a)	Represents compensation expense for equity awards granted to employees and directors.
b)	Represents amortization of acquired intangible assets and accretion expense of escrow payable.
c)	Represents a net credit to restructuring charges, primarily related to a lease early termination, along with employee termination benefits from a separate restructuring initiative.
d)	Represents acquisition activity costs.
*	Per share amounts may not sum due to rounding to the nearest cent per diluted share

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports Second Quarter Fiscal 2026 Financial Results

January 8, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 28,	May 30,
(In thousands, except par value)	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$30,835	$24,529
Accounts receivable	10,282	14,191
Inventories	42,723	41,997
Prepaid expenses and other current assets	4,349	8,061
Total current assets	88,189	88,778
Property and equipment, net	8,987	8,969
Goodwill	10,719	10,719
Intangible assets, net	10,143	10,781
Deferred tax assets, net	21,076	19,114
Operating lease right-of-use assets, net	9,272	9,601
Other non-current assets	348	546
Total assets	$148,734	$148,508
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,548	$6,728
Accrued expenses and other current liabilities	3,729	6,020
Operating lease liabilities, short-term	585	909
Deferred revenue, short-term	443	1,981
Total current liabilities	8,305	15,638
Operating lease liabilities, long-term	9,578	9,921
Deferred revenue, long-term	35	36
Other long-term liabilities	40	42
Total liabilities	17,958	25,637

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares;
Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares;
Issued and outstanding: 30,624 shares and 29,877 shares at November 28, 2025 and May 30, 2025, respectively	306	299
Additional paid-in capital	158,954	145,758
Accumulated other comprehensive loss	(110)	(126)
Accumulated deficit	(28,374)	(23,060)
Total shareholders' equity	130,776	122,871
Total liabilities and shareholders’ equity	$148,734	$148,508

Aehr Test Systems Reports Second Quarter Fiscal 2026 Financial Results

January 8, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED SATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	November 28,	November 29,
(In thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(5,314)	$(368)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	3,512	1,945
Depreciation and amortization	1,433	953
Deferred income taxes	(1,962)	(90)
Amortization of operating lease right-of-use assets	360	506
Changes in operating assets and liabilities:
Accounts receivable	3,891	3,718
Inventories	(654)	(3,638)
Prepaid expenses and other assets	2,108	(2,940)
Accounts payable	(2,114)	(1,880)
Accrued expenses	(483)	5
Deferred revenue	(1,539)	(1,209)
Operating lease liabilities	(697)	(478)
Income taxes payable	6	(17)
Net cash used in operating activities	(1,453)	(3,493)

Cash flows from investing activities:
Purchases of property and equipment	(1,858)	(518)
Payments for business acquisition, net of cash and cash equivalents acquired	(1,801)	(10,615)
Net cash used in investing activities	(3,659)	(11,133)

Cash flows from financing activities:
Proceeds from issuance of common stock from public offering, net of issuance costs	9,371	-
Proceeds from issuance of common stock under employee plans	1,067	831
Shares repurchased for tax withholdings on vesting of restricted stock units	(819)	(343)
Net cash provided by financing activities	9,619	488

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(3)

Net increase (decrease) in cash, cash equivalents and restricted cash	4,505	(14,141)

Cash, cash equivalents and restricted cash, beginning of period(1)	26,480	49,309
Cash, cash equivalents and restricted cash, end of period (1)	$30,985	$35,168

(1) Includes restricted cash within prepaid expenses and other current assets and other non-current assets.